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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                                  FORM 8-K

               Current Report Pursuant to Section 13 or 15 (d)
                   of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        March 4, 2003
                                                 ---------------------------

                      ENGINEERED SUPPORT SYSTEMS, INC.
----------------------------------------------------------------------------


        MISSOURI                    0-13880                  43-1313242
(State of Incorporation)      (Commission File No.)        (IRS Employer
                                                         Identification No.)





  201 Evans Lane, St. Louis, Missouri                          63121
(Address of principal executive officer)                     (Zip Code)




Registrant's telephone number including area code:  (314) 553-4000



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Item 5.           Other Events.

                  On March 4, 2003, Engineered Support Systems, Inc. (the Company) announced that it had entered into a non-binding letter of intent to purchase all of the outstanding stock of Technical and Management Services Corporation (TAMSCO), a provider of information technology logistics and digitization services and a designer and integrator of telecommunication systems primarily for the U.S. Department of Defense. According to the terms of the letter of intent, the Company will pay TAMSCO shareholders cash of $66.5 million, subject to certain purchase price adjustments to be finalized after closing. The proposed transaction is subject, among other things, to the completion of satisfactory due diligence on TAMSCO and the negotiation and execution of a definitive agreement. Once the proposed transaction is entered into, it will be subject to the satisfaction of customary closing conditions. There can be no assurance that the parties will enter into a definitive agreement for the proposed transaction, or that the proposed transaction will be consummated. However, the Company expects to complete the proposed transaction within the next sixty days.


Item 7.           Financial Statements and Exhibits

                  (c) (1) Engineered Support Systems, Inc. press release, dated March 4, 2003, announcing the letter of intent to acquire TAMSCO.










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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENGINEERED SUPPORT SYSTEMS, INC.


Date:    March 4, 2003            BY:  /s/ Gary C. Gerhardt
     --------------------            ---------------------------------------
                                       Gary C. Gerhardt
                                       Vice Chairman - Administration and
                                       Chief Financial Officer














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Item 7(c) (1) - Engineered Support Systems, Inc. press release, dated
                March 4, 2003, announcing the letter of intent to acquire
                TAMSCO.





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              [Letterhead of Engineered Support Systems, Inc.]



For further information, please contact:
Gary C. Gerhardt
314/553-4982

                         ENGINEERED SUPPORT SYSTEMS
                              TO ACQUIRE TAMSCO

         ST. LOUIS, MO., MARCH 4, 2003 - ENGINEERED SUPPORT SYSTEMS, INC. (Nasdaq: EASI) announced today that it has entered into a letter of intent to purchase all the outstanding equity of Technical and Management Services Corporation (TAMSCO), a Calverton, Maryland-based provider of information technology (IT) logistics and digitization services and a designer and integrator of telecommunications systems primarily for the U.S. Department of Defense (DoD). The pending acquisition of TAMSCO is expected to be immediately accretive to earnings, according to MICHAEL F. SHANAHAN, SR., CHAIRMAN AND CEO.

Founded in 1982, privately-held TAMSCO provides products and services in several key growth areas. TAMSCO's IT logistics offerings include management of the repair and return of F-15 Fighter components and other weapons systems, logistics support for the Predator unmanned aircraft and digitization of technical manuals. Its telecommunications expertise includes the demonstrated ability to provide voice-over IP, video and data solutions to remote and mobile locations anywhere in the world. Of its approximately 535 employees, 52% hold security clearances from the federal government, providing the necessary qualifications to win and execute highly specialized and mission-critical task orders for various federal agencies in the defense and intelligence segments. TAMSCO maintains a significant presence at numerous key military locations including the U.S. Air Force's Warner Robins Air Logistics Center in Warner Robins, Georgia as well as the U.S. Army's Communications - Electronics Command at Ft. Monmouth, New Jersey.

TAMSCO has a significant business development pipeline due to its successful track record of securing multi-year government contracts and subsequently winning task orders for work under these contracts. Through its various contract vehicles TAMSCO is pursuing task orders valued at well over $2.4 billion and has been granted unfunded task orders of $272 million with a current funded backlog of $72 million. The majority of TAMSCO's backlog is with its two largest customers, the U.S. Army and U.S. Air Force. The DoD accounted for over 95% of TAMSCO's revenues that approximated $115 million for calendar 2002.

Commenting on the proposed TAMSCO acquisition, Shanahan commented, "We are extremely pleased to welcome the TAMSCO team to the Engineered Support family. We feel that they are an excellent complement to both our manufacturing and logistics operations that support America's military. We look forward to leveraging several of TAMSCO's existing business development initiatives, particularly tech manual digitization, the repair and return of electronics subsystems and the rapid deployment of mobile communications systems in remote areas around the globe as we move forward. The marriage of our two organizations solidifies our base of business with existing Air Force and Army customers at WRALC and CECOM, respectively, as well as opens up new mutual growth opportunities. Similar to our Radian acquisition last year, we think that TAMSCO is a perfect fit for Engineered Support."



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TAMSCO has seen rapid growth within its defense business over the past few years. Since 1999, its revenues have posted an impressive compound annual organic growth rate 17% with substantial expansion of operating margins realized during that time. With the projected growth in both the defense budget in general and in federal government IT spending in particular over the next several years, TAMSCO is extremely well positioned to benefit from these spending increases.

TAMSCO's growth will be aided by its recently being named as one of eight prime contractors under the U.S. Army's new Rapid Response (R2) Contract that has an anticipated contract value of up to $3 billion over the 8-year life of the program. The R2 contract award, announced on January 31, 2003 by CECOM at Fort Monmouth, New Jersey, is a contract vehicle to provide federal government support for new and existing platforms in a variety of areas including research and development, technology insertion, installation, fabrication, test and evaluation, certification, technical data management, logistics support, training and acquisition support. The R2 contract is similar to the U.S. Air Force's Flexible Acquisition and Sustainment Tool
(FAST) Contract, a $7.4 billion multi-year contract vehicle under which TAMSCO has been one of the top performing contractors in terms of revenues since its award in 2001. TAMSCO is one of only two contractors to have been chosen as primes for both the FAST and R2 contracts.

According to the terms of the agreement, Engineered Support will pay cash of $66.5 million to acquire all the outstanding equity of TAMSCO, subject to certain purchase price adjustments to be finalized after closing.

The proposed transaction is subject to, among other things, the completion of satisfactory due diligence on TAMSCO and the negotiation and execution of a definitive agreement. Once the proposed transaction is entered into, it will be subject to the satisfaction of customary closing conditions. There can be no assurance that the parties will enter into a definitive agreement for the proposed transaction, or that the proposed transaction will be consummated. However, the Company expects to complete the proposed transaction within the next sixty days.

Additional details of the proposed transaction and a more complete description of TAMSCO's operations will be provided during Engineered Support Systems' 18th Annual Shareholders' Meeting, which will be web cast live at 10 AM CST this morning. The web cast can be accessed by clicking on the link on the homepage of the Company's website at www.engineeredsupport.com.

Engineered Support Systems, Inc. is a diversified supplier of high-tech, integrated military electronics, support equipment and logistics services for all branches of America's armed forces and certain foreign militaries. The Company also serves a variety of commercial customers.

Certain statements in this press release are forward looking in nature and, accordingly, are subject to risks and uncertainties. The actual results may differ materially from those described or contemplated.

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